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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 12, 2006
                                                     REGISTRATION NO. 333-100487

                       SECURITIES AND EXCHANGE COMMISSION

                                   FORM S-8/A

                   Post-Effective Amendment No. 1 to Form S-8
             Registration Statement Under The Securities Act of 1933

                          ALLERGY RESEARCH GROUP, INC.
             (Exact name of registrant as specified in its charter)


                 FLORIDA                             13-3940486
     -------------------------------       -------------------------------
     (State of other jurisdiction of               (IRS Employer
      incorporation or organization)             Identification No.)


    2300 NORTH LOOP ROAD, ALAMEDA, CA                    94502
----------------------------------------                ---------
(Address of Principal Executive Offices)                (Zip Code)


                                   PLAN NAMES:
                           1998 INCENTIVE STOCK PLAN 1



             MANFRED SALOMON                        WITH COPIES TO:
                PRESIDENT                         GRETCHEN COWEN, ESQ.
       ALLERGY RESEARCH GROUP, INC.        LAW OFFICES OF GRETCHEN COWEN, APC
          2300 NORTH LOOP ROAD                1903 WRIGHT PLACE, SUITE 250
        ALAMEDA, CALIFORNIA 94502              CARLSBAD, CALIFORNIA 92008
              (800) 545-9960                         (760) 931-0903



 (Name, Address and Telephone Number, including area code of Agent for Service)



                                       1


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                              EXPLANATORY STATEMENT

         This post-effective amendment is filed for the purpose of filing the written consent of Registrant's independent auditor to incorporation of Registrant's audited financial statements for the period ended December 31, 2004, which was inadvertently left out of its Form 10-KSB filing on March 31, 2005, into the Registration Statement filed on Form S-8 on October 10, 2002. The year-end financial statements, including the auditor's report, have been filed by Registrant in conjunction with the filing of its Annual Report on Form 10-KSB on March 31, 2005, which is incorporated into the Form S-8 Registration Statement pursuant to General Instruction G(2) to that form.

Item 8.  Exhibits

No.      Exhibit
-----    -------

23.1     Consent of Clancy and Co., P.L.L.C.



                                       2


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Alameda, State of California, on April 12, 2006.


                                    Allergy Research Group, Inc.


                                    By: /s/ Stephen A. Levine
                                    ----------------------------------------
                                    Stephen A. Levine, Ph.D
                                    Chairman of the Board of Directors and Chief
                                    Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




Signature                             Title                      Date
---------                             -----                      ----



/s/ Stephen A. Levine          Chairman of Board of               April 12, 2006
-----------------------        Directors and Chief
Stephen A. Levine, Ph.D.       Executive Officer





/s/ Susan D. Levine            Secretary, Vice-President          April 12, 2006
-----------------------        and Director
Susan D. Levine





/s/ Ed Kane                    Director                           April 12, 2006
-----------------------
Ed Kane




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                                  EXHIBIT INDEX


Exh.     Description
----     -----------

23.1     Consent of Clancy and Co., P.L.L.C.



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